FINAL TRANSCRIPT
Mar. 14. 2008 / 9:00AM ET, ENLV - Q4 2007 Enliven Marketing Technologies Corporation Earnings Conference Call

C O R P O R A T E   P A R T I C I P A N T S

Julie Prozeller
Financial Dynamics - IR

Patrick Vogt
Enliven Marketing Technologies Corporation - President & CEO

Chris Duignan
Enliven Marketing Technologies Corporation - CFO

C O N F E R E N C E   C A L L   P A R T I C I P A N T S

Richard Fetyko
MCF - Analyst

P R E S E N T A T I O N

Operator

Good morning. My name is Amy and I will be your conference operator today. At this time I would like to welcome everyone to the Enliven Marketing Technology fourth quarter and year end conference call. All lines are placed on mute to prevent any background noise. After the speaker's remarks there will be a question-and-answer session. (OPERATOR INSTRUCTIONS)

I will now turn the call over to Ms. Julie Prozeller of Financial Dynamics. Ma'am, you may begin.

Julie Prozeller - Financial Dynamics. - IR

Thank you, operator. Good morning, everyone, and welcome Enliven Marketing Technologies Corporation fourth-quarter 2007 financial results conference call. Hosting the call today are Patrick Vogt, President and CEO, and Chris Duignan, CFO. The press release and financial statements associated with today's call were released this morning. [You can either] receive a copy of the press release posted to Enliven's website at www.enliven.com, or if you do not have internet access, please call Financial Dynamics at 212-850-5703. We will begin with formal remarks from management which will be followed by a question-and-answer session. Prior to the question-and-answer session the operator will review instructions for the listeners how to ask a question.

Please be advised that during this call management of Enliven may make comments of future expectations, plans and prospects that could constitute forward-looking statements within the meaning of the Securities Litigation Act of 1995, particularly statements regarding future financial and operating results of the Company. These statements are based on management's current beliefs and expectations and are subject to uncertainties and change in circumstance. Actual results may differ materially from those expressed and implied in these statements due to changes in the economy, business, competitive environment and technological or regulatory sectors. Detailed information about these and other factors may be found in Enliven's filings with the SEC especially the most recent [end year] report on Form 10-K and quarterly report on Form 10-Q, as well as the press release and financial statements released this morning. Also on today's call our speakers' reference certain non-GAAP financial measures, which we believe will provide detailed information for our investors. Reconciliation of those measures to GAAP are [listed] in the Company's recent press release dated March 14, 2008, which is available on the Company's website at www.enliven.com.

Now I would like to turn the call to Patrick Vogt. Please go ahead.

Patrick Vogt - Enliven Marketing Technologies Corporation - President & CEO

Thank you, Julie. Good morning, everyone. I want to thank you for joining the Enliven earnings call. Today we'll start by are reviewing the fourth-quarter and full-year 2007 results. I'll then review the progress we made this quarter on several strategic initiatives, including an update on our Springbox acquisition. Chris Duignan, our Chief Financial Officer, will then take you through the detailed financial results, and finally we'll open it up to your questions.

In the fourth quarter we achieved revenue of $7.1 million, a significant sequential increase of 56% from $4.5 million in the third quarter and a year-over-year increase of 65% from $4.3 million in the fourth quarter of 2006. For the full-year 2007 our revenue was $18.7 million, a 9% increase from $17.2 million in 2006. Unicast Ad Solutions fourth quarter revenue was $4.3 million, a record quarter for Unicast, and a sequential increase of 113% from $2 million in third quarter and a year-over-year increase of 154% from fourth quarter of 2006. As you can see from these strong results we're really beginning to reap the benefits from the investment we made in our technology and strategic partnerships. Creative services fourth quarter revenue was $1.3 million, including Springbox acquisition.

We're excited about the prospects for services going forward so let me review the Springbox integration activities. As you know we continue to evolve the Company into a full-service internet marketing technology company that revolves around three key areas; ad solutions and deliveries, ad networking and creative services. Springbox is the brand for our creative services area of the Company. This means we've consolidated all of our creative services groups; the studio production, our 3-D capabilities and the Makos team into one group under Springbox management. This consolidation of the creative functions across the Company provided with us some cost savings, particularly in the elimination of redundant senior management functions. The addition of Springbox is accretive and Chris will walk you through the details of this later on the call.

Search revenue for the fourth quarter was $1.3 million, a slight year over year and sequential decrease. Our team's done a good job in stabilizing this business and increasing the value proposition. Although the search business is not the future growth driver of the Company, we will continue to maintain the search business with application-based products that add value to the user's experience. We also have an exciting initiative to leverage our widget platform for the delivery of search results inside a consumer widget application. We'll provide more details on this in future earnings calls.

Now let's take time to review 2007. Over the past year we delivered on a number of key Company initiatives. We made two strategic creative acquisitions with the purchase of Makos and Springbox. We said we'd enter the European market and we did, opening a Unicast London office and leveraging our global platform to support that business. We have cultivated strategic partnership with DG FastChannel, Fox Interactive Media, Ad Mob, Atlas and Google. We developed technology to turn the fused content delivery platform into a full-service, rich-media solution for publishers. We also launched InGame Advertising, Rich Media Mobile and a 3D widget application, which are all integrated into the fused ad platform. Finally, we said we'd reinvent and rebrand the Company as we exited the build phase of our Company evolution and entered the refined stage of the strategy. This brand change to Enliven better positions us in the market going forward.

These are just a few of our highlights for 2007. The changes we made to our Company structure and product offerings are strategic response to the changes happening in the marketplace. Last year the industry experienced significant consolidation, including Google purchasing DoubleClick, Yahoo! purchasing Right Media, Microsoft acquired aQuantive, WPP acquired 24/7 Real Media, and now Microsoft is trying to buy Yahoo!. At the same time the U.S. on-line advertising industry is projected to grow over 300% in the next four years, from a current $20 billion in on-line spend to $60 billion in 2012 according to Forrester Research. In essence we created a whole new company and repositioned ourselves into the sweet spot of the industry. We now offer our customers the tools they need to stay current in the interactive advertising business. Let me provide you a channel update now. In the marketer direct channel we want business from key customers including LG, Toys"R"Us. Babies"R"Us, Ann Taylor, Dell, Qualcomm to name a few. These customers have significantly contributed to our revenue in 2007 and have set the stage for growth in 2008 and beyond.

Now turning to our agency and publisher channels. First, I'm happy with the progress we made in the publisher space. The foundation we set in 2007 is already paying off. All of our new publisher customer wins, including Fox Interactive Media, MySpace, Fox Sport, Time Inc., CNET, American Idol and NBC will drive scalable and recurring revenue in 2008 and beyond. We've also done great work in maintaining our business with AOL, Yahoo! and MSN. We delivered instant messaging products, custom micro sites and a customizable ad platform that enhances the work flow for operations. creative and media management. Looking forward you can expect us to continue to successfully evolve the publisher channel. We have a pipeline for new customers on the new horizon and we expect very strong growth in 2008.

On the agency side of the business, in 2007 we planned to bring on three to five agency partners and we delivered this, with DG FastChannel, Atlas, Initiative and Digitaria, to name a few. These go-to-market relationships were planned to deliver revenue in 2008 and we're on track to do that. These partnerships allowed us to learn and build new products specifically to the agency channels. For example, one of the bigger challenges that agencies face this year is accountability. With advertising dollars moving from offline to on-line channels planning metrics reporting technology will become critical to an agency's success. For this reason we will roll out best-in-class technology which will integrate a full suite of self-service rich media ad tools to make it easier for agencies to manage their rich media campaigns. The capabilities we're building will help agencies easily produce content, easily plan and deploy campaigns and finally, easily measure cutting-edge rich media. This will create smooth work flow for their media and creative teams. This new agency tool set will be launched in May 2008.

On the international front we've globalized the Unicast team and entered the international market with a new office in London. We believe there's a lot of opportunity for fast growth in the European market. According to Jupiter Research the European market will reach $25 billion in 2012. The European market has shown itself to be early adopters to high-end, premium-rich media which is our focus. We expect strong growth in this market going forward. Now turning to our Company's renaming. We rebranded our Company as Enliven Marketing Technologies Corporation as of January 1, 2008. The name truly reflects the Company's position as an internet marketing technology company and better represents us as an industry leader with cutting-edge technology solutions for marketers, publishers and agencies. We've launched our branded -- our new branded websites with -- this week, which you can see Enliven.com, unicast.com, and the new consumer site at viewpoint.com. The Springbox website will be redesigned in Q2 2008.

Let's look ahead to 2008. In 2008 we'll continue to focus on creating best-in-class ad solutions to better serve all of our customers, with rich media and video creative tools to enhance the creative process, media planning and intelligent software to make it easier for media planners to do their jobs, delivery technology that's mission critical and always on, and finally, metrics and reporting capabilities that are unparalleled in the market. By addressing all of the needs of our customers we're adding strategic value to their business. We expect to accelerate growth in all of our channels this year, specifically the agency channel. In 2008 we expect to have strong year-over-year annual growth. In Q1 we're off to a good start and expect to have significant year-over-year revenue growth for the quarter. As you know our business is cyclical and typically the strongest quarter of our year is Q4, thus we expect the normal sequential decline from Q1 compared to Q2. We believe there is a tremendous opportunity for us in the market as we are one of the only public independent internet marketing technology and advertising companies in the industry.

In summary, 2007 was a year in which we built the foundation for future success in a high-growth industry. We made our products and our Company more relevant in the new advertising landscape that's taken shape. We created a company which is a formidable player in emerging markets where our technology has the most value for customers. And we made sound business decisions to make our organization more efficient over time. We'll continue to push the industry forward in 2008 with new tools that allow for simple and efficient management of digital media. We expect to have all of our tools broadly adopted in the agency and publisher space in 2008.

Now I'll hand it over to Chris to cover the detailed financial results and then we'll open it up to your questions. Chris.

Chris Duignan - Enliven Marketing Technologies Corporation - CFO

Thanks, Patrick, and thanks everyone for joining us this morning. Revenue for the fourth quarter of 2007 was $7.1 million, a 57% increase compared to $4.5 million in the third quarter of 2007 and an increase of 65% compared to $4.3 million in the fourth quarter of 2006. Gross profits for the fourth quarter of 2007 was $2.6 million. an increase of 7% as compared to $2.4 million in the third quarter of 2007 and down from $3.1 million in the fourth quarter of 2006. Unicast, our advertising business, recorded $4.3 million in revenue, an increase of $2 million in the third quarter of the year and $1.7 million in the fourth quarter of 2006. Gross profits for the Unicast business was $1.3 million in the fourth quarter of 2007 compared to $654,000 in the third quarter of 2007 and $1.1 million in the fourth quarter of 2006.

Turning to our search business we recorded $1.3 million of search revenue in the fourth quarter compared to $1.5 million in the previous quarter and $1.5 million in the fourth quarter of 2006. Total services revenue for the fourth quarter 2007 was $1.5 million compared to $800,000 in the third quarter of 2007 and $1 million in the fourth quarter of 2006. As the Springbox acquisition closed on October 31, we were only able to recognize a portion of their Q4 revenue. We will continue to integrate Springbox operations through the first half of 2008. Operating loss for the fourth quarter of 2007 was $2.7million compared to operating loss of $2.4 million in the third quarter of 2007 and operating loss of $1.1 million for the fourth quarter of 2006. Net loss for the fourth quarter of 2007 was $6.1 million, or $0.06 a share, compared to net loss of $300,000 in the third quarter of 2007 and a net loss of $600,000, or $0.01 per share in the fourth quarter of 2006.

Our earnings announcement includes a table that provides adjusted operating income, or AOI. As we've said in the past, AOI, which is the modified version of the term EBITDA, is an important measurement tool in assessing our progress to manage the operating assets of our Company. AOI specifically excludes, in addition to the terms that are in EBITDA, non-cash stock-based compensation, goodwill impairment and restructuring charges to reach our EBITDA equivalents. We've included reconciliation of AOI to GAAP operating income in our press release. AOI for the quarter was -$1.2 million compared to -$1.5 million in the third quarter of 2007 and -$375,000 in the fourth quarter of 2006.

For the year-ended December 31, 2007 the Company reported revenue of $18.7 million, a 9% increase compared to $17.2 million for the same period in 2006. Gross profits for the year-ended December 31, 2007 was $9.7 million, an 8% decrease compared to $10.5 million for the year-ended December 31, 2006. Operating expenses for the year-ended December 31, 2007 were $19.3 million compared to $30.1 million for the same period in 2006, which included a $10.7 million goodwill impairment charge. The Company's net loss for the year-ended December 31, 2007 was

$13.5 million, or $0.17 per share, which due to a loss from operations of $9.6 million and other income expenses of $3.9 million. This compares to a net loss of the year-ended December 31, 2006 of $19.7 million, or $0.30 per share. AOI for the year was -$5.6 million compared to a -$5.5 million in the previous year. Head count at the end of December was approximately 140 employees.

Overall we are pleased with the progress we made in 2007 and believe we are well positioned for 2008 to capitalize on the investments we made throughout the year. And we now return the call to Patrick.

Patrick Vogt - Enliven Marketing Technologies Corporation - President & CEO

Operator, can we open it up for questions?

Q U E S T I O N   A N D   A N S W E R

Operator

Yes, sir. (OPERATOR INSTRUCTIONS) Your first question comes from the line of Richard Fetyko of MCF.

Patrick Vogt - Enliven Marketing Technologies Corporation - President & CEO

Hi, Richard, how are you?

Richard Fetyko - MCF - Analyst

All right, how are you guys?

Patrick Vogt - Enliven Marketing Technologies Corporation - President & CEO

Pretty good.

Richard Fetyko - MCF - Analyst

Good morning. First, in the quarter, what was the Springbox contribution?

Patrick Vogt - Enliven Marketing Technologies Corporation - President & CEO

Chris?

Chris Duignan - Enliven Marketing Technologies Corporation - CFO

Springbox contribution was going -- is $800,000 in revenue.

Patrick Vogt - Enliven Marketing Technologies Corporation - President & CEO

It was only two months of the quarter, Richard.

Richard Fetyko - MCF - Analyst

Is that what you expected? I thought there was -- on a $6 million annual run rate that would be $1 million for two months and then what happened to the other studio revenues? Did they shrink and is that what you expect going forward?

Chris Duignan - Enliven Marketing Technologies Corporation - CFO

If you look at the -- as you see in the Springbox 8-K for the nine months ended September 30 it was $4 million in revenue and about $800,000 in EBITDA -- EBITDA positive which is what we are expecting an improvement even on in 2008. In the fourth quarter we were only able to recognize two months, and also there's a certain purchase accounting items that we had that we weren't able to recognize revenue on. There was a significant portion of Springbox's revenue we weren't able to book, part going to goodwill and part being pushed. In terms of 2008 growth, we expect -- we're very bullish on those guys, Dan and Adam, running the business and consolidating all of our services pieces into Springbox. They've shown the ability to grow revenue on a services -- in a services business, both from a revenue position and an EBITDA position, so we're very excited from a services line item in 2008.

Patrick Vogt - Enliven Marketing Technologies Corporation - President & CEO

Yes, so when you look at all of the other businesses we've consolidated we expect significant growth in the total creative business for the year.

Richard Fetyko - MCF - Analyst

Okay. So I'm sorry, going back to Springbox, you said the revenues in '07 were about $4 million or what was the $4 million --?

Chris Duignan - Enliven Marketing Technologies Corporation - CFO

For the nine months ended they were $4 million in revenue, $800,000 in EBITDA and $1 million in net income.

Richard Fetyko - MCF - Analyst

Got you. And there were some revenues because of the purchase accounting issues that you weren't able to recognize --

Chris Duignan - Enliven Marketing Technologies Corporation - CFO

Exactly.

Richard Fetyko - MCF - Analyst

-- in the fourth quarter? Okay.

Chris Duignan - Enliven Marketing Technologies Corporation - CFO

FAS 141 we had to -- we weren't able to get some of that.

Richard Fetyko - MCF - Analyst

Okay. And with regards to operating expenses, Patrick, you made some references in your press release that there were some operating expenses related to your move of the headquarters, perhaps, and offices and so forth. Could you just give us an idea how much of these operating expenses in the fourth quarter were expenses that you think you can eliminate over time?

Patrick Vogt - Enliven Marketing Technologies Corporation - President & CEO

Oh, yes. When you look at what we're looking at doing as we evolve our strategy, we've been -- as we're trying to grow the revenue and market share we're also trying to reduce and become more efficient as a Company in reducing some of the costs. When you have acquisition and integration-related costs those are one-time costs and you become more efficient as you go forward. Operational and process system improvements, naturally for scale -- the ability to scale our business going forward. And then moving to lower-cost facilities with the Austin acquisitions and the -- and being able to move some of our operational resources to Austin, which is a lower-cost operating environment than New York and L.A., we have some great opportunity over time.

I would say -- when I explained, Richard -- back when I first started I said it's going to be the build, refine and scale phases of our business and in 2007 we're excited. We exited that build phase and we're in the refine phase right now and that is fine tuning and really operationalizing and becoming an real efficient company. I think we probably have some of that going into -- with facilities and some of the integration activities, new websites, examples of that, into this quarter and into Q2, and I say we exit the refined stage of our strategy where we're into what I call the scale phase, where you're going to operationally see us as a very, very efficient company and that's where we are striving to be EBITDA positive at that point in time.

Richard Fetyko - MCF - Analyst

So if I were to quantify it, you had operating expenses of about $5.2 million to $5.3 million in the fourth quarter, what do you think -- how will those expenses trend the first half and second half of the year? Are you saying that the expenses will be flat in the first half relative to the fourth quarter and then drop off or just stay flat as your revenues grow?

Patrick Vogt - Enliven Marketing Technologies Corporation - President & CEO

We were managing our operating expense, but I'll Chris talk to the details. We're managing our operating expenses very effectively in making the investments that we need to make to become a leading internet marketing technology company. If you look at our operating expense line items -- I'll hand it off to Chris -- it's been pretty flat in my tenure here for the most part from that standpoint, and I'll have Chris talk to the details of the operating expenses and how it'll go -- how it's planned to go forward.

Chris Duignan - Enliven Marketing Technologies Corporation - CFO

Richard, in Q4 something that we wanted to stress in this call is that G&A number in Q4, we did a significant acquisition as well as a raise in connection with that acquisition, so there was a lot of G&A costs associated with that; accounting costs from the audit of Enliven, as well as accounting costs from the audit of Springbox, and we filed an 8-K, we had to do a three year -- a three-period audit on those guys. So there's a significant costs from a G&A perspective related to those kind of things that we weren't able to include in purchase accounting. So I wouldn't look at the G&A number going from being as high as that $2.4 million as we move into the next couple of quarters.

Richard Fetyko - MCF - Analyst

I'm sorry, the G&A line you think will drop off, is that what you meant?

Chris Duignan - Enliven Marketing Technologies Corporation - CFO

Exactly.

Richard Fetyko - MCF - Analyst

Okay. And what about the gross margins in the business? In the studio business they were basically flat, meaning the services business. The advertising systems business gross margin was about 30% which is a little lower than had been in the last two quarters. I was curious are there scale improvements going forward in those two line -- revenue line items, as well?

Patrick Vogt - Enliven Marketing Technologies Corporation - President & CEO

Yes, Richard, I think on the -- let me talk about the gross margins. We expect the creative services margins to stay pretty consistent with Springbox and the margins that they operate. In the ad business the margins we expect to increase, and the reason why is when you look at the channel mix in 2007, we were investing in the marketer direct channel for strategic reasons and we were investing in the publisher channel, also for strategic regions -- reasons, and we wanted to be the platform of preference for publishers. It's all part of our strategy. We really had very small business from the very high-margin channel, in the agency channel, so you saw in my script -- I think when you're managing the Company we -- really the majority of our business came from marketer direct, which is a lower-margin channel because we do a lot of services that drag down some of that ad delivery margin.

It still very -- and in the publisher space it's higher margin because it's pure ad delivery with no real services tied to it, they're using just our technology. In the agency channel it's similar to the publisher channel. So when we get all of our channels operating at the revenue levels we need and the margin levels we need, you will see our blended margin go up and it won't have as much of a drag with the marketing channel. Even though the marketing channel does -- the marketer direct channel's very important to us and very strategic with the customers that we've brought on and we need to continue to be there.

Richard Fetyko - MCF - Analyst

So in the fourth quarter you're saying that the -- in the advertising sales business you still had a pretty significant contribution from the marketing direct channel versus the higher-margin agency and publisher channels?

Patrick Vogt - Enliven Marketing Technologies Corporation - President & CEO

We had significant contribution from the publisher and marketer direct channel, which is what we expected because we were not building -- we were testing agency tool sets. I said in my script that we brought on three to five agencies, that's managed growth. We wanted to learn from the folks like a DG FastChannel, who have significant agency relationships. Atlas, who has significant agency relationships. Digitaria, Initiatives on agencies that we brough on that have standardized on our tools. They've helped us evolve our tool set by giving us feedback and that's why we're going to launch a full agency tool set in May.

We did the same thing in the publisher year in 2006. We were taking on strategic publishers and having them test and give us feedback and then we build publisher tool sets and that's why we've been able to close the deals that we did in 2007 and now you'll have recurring and scalable revenue growth in that channel. This is part of the refined stage and managing the growth appropriately and building the tools specifically for each channel. And I think next year, 2008, I'm excited about it because I'm going to have all of the channels operating at the percentages that we need them to go forward in the Company.

Richard Fetyko - MCF - Analyst

Okay. And just to give me a little more clarity how you grew, the advertising systems basically doubled sequentially from $2 million to $4.2 million -- or $4.3 million, actually, what drove that sequential increase? Which channels, marketed direct versus agency versus publisher, was one heavier than the other?

Patrick Vogt - Enliven Marketing Technologies Corporation - President & CEO

Yes. Agency was very small in the quarter. It wasn't very significant at all. It was probably equally split between publisher and marketer direct from that standpoint. I'll give you percentages. Agency was probably -- the estimate's probably around 5% of the revenue and then the remainder -- 5% to 10% of the revenue, and then the remainder of it came from -- equally from agency and from marketer direct and publisher.

Richard Fetyko - MCF - Analyst

Okay.

Patrick Vogt - Enliven Marketing Technologies Corporation - President & CEO

Now again, as we evolve we're going to have three channels because now we have the tool set to go after agency. We built it and we built it with feedback from folks who have agency relationships because we're talking to them, or agencies themselves.

Richard Fetyko - MCF - Analyst

Right. How will you market or sell that agency tool set in the marketplace?

Patrick Vogt - Enliven Marketing Technologies Corporation - President & CEO

What was -- how long?

Richard Fetyko - MCF - Analyst

No, what's the process that you have? Sales people calling on agencies or how do you get the adoption of the agency tool set?

Patrick Vogt - Enliven Marketing Technologies Corporation - President & CEO

Yes. Well, we have sales people calling on agencies directly. We have sales people dedicated to the DG FastChannel relationship, which we think is significant and really starting to take off with some significant wings -- wins that we've had and we're very excited about it. And we also have the Atlas partnership, which we've also started to have some significant wins on a global basis, as well.

Richard Fetyko - MCF - Analyst

Okay. So it'll be sold through your own direct sales forces as well as your partnerships like Atlas and DG?

Patrick Vogt - Enliven Marketing Technologies Corporation - President & CEO

Yes. And the tool sets that we've -- we've integrated our technology with DG's technology, we've integrated our technology with Atlas' technology, and then we have the tool set that we can just sell directly to an agency if they're using any kind of systems, whether it's a metric and reporting system that we have to sit on top of, whether it's a DoubleClick system that we have to sit on top of, whether they want to use us to do everything, including gift ads, we now have that capability.

Richard Fetyko - MCF - Analyst

Okay. Back to your '08 growth comments, do you expect growth year over year in all of the revenue lines, or even the search line, which-- has been obviously that's not your focus so I was just curious?

Patrick Vogt - Enliven Marketing Technologies Corporation - President & CEO

No, we expect -- we expect search to be flat to declining in 2008. We do have an opportunity to the widget application to create value and distribute search results through this widget application, as I explained, on there and we believe -- well, you'll start seeing some of our widget applications in beta form over the next few weeks on our new consumer site, viewpoint.com, and as we fine tune those widget applications we could get upside from that, but none of that is in the plan right now. I do expect 2009 to start growing the consumer business again with some of the investments we're making in the enterprise area. The tools we're building -- like the widget tool was built for Unicast for an advertising -- for the advertising platform, but we're going to be able to take that same technology and leverage it for the consumer business. So we're not making an investment in the consumer business on its own, it has to leverage and exploit the technology that we're building for the advertising business. It's very important to understand that. We expect significant growth in Unicast and the creative services area in 2008.

Richard Fetyko - MCF - Analyst

Is there any way you --

Patrick Vogt - Enliven Marketing Technologies Corporation - President & CEO

Plus Fusion 3-D, which I didn't mention on the call, we'll be launching Fusion 3-D, we've launched the technology, we've got some customer wins under our belt and you'll see revenue from that business as well.

Richard Fetyko - MCF - Analyst

Okay. And so significant growth in those two revenue lines, advertising and the services, can you quantify at all in the range or just what significant means?

Patrick Vogt - Enliven Marketing Technologies Corporation - President & CEO

I'm not giving guidance.

Richard Fetyko - MCF - Analyst

Okay.

Patrick Vogt - Enliven Marketing Technologies Corporation - President & CEO

I'm not giving guidance, but we're going to grow both of those -- here's the way you could look at it. We're going to grow both of those businesses and you'll -- and you may have declining search revenue but we're growing the overall revenue, so you could probably back into a growth number somehow by those comments.

Richard Fetyko - MCF - Analyst

And in terms of gross margins, as you scale that advertising business and obviously grow revenue from higher-margin agency and publisher channels, what do you think the gross margins can look over time? Maybe not necessarily next year but over time, is that a 50% gross margin business?

Patrick Vogt - Enliven Marketing Technologies Corporation - President & CEO

The ad business?

Richard Fetyko - MCF - Analyst

Yes.

Patrick Vogt - Enliven Marketing Technologies Corporation - President & CEO

The ad business, I think over time -- right now in the rich media space from an industry standpoint the gross margins are probably in the 60% to 80% when you're just in like a publisher channel or an agency channel where they're using your technology just to deliver. When you adding services naturally there is a drag on the blended margin, which you see in the ad business because market direct was so much of it in Q4. But I see the margins declining slightly, but I definitely see it over 50% margin business going forward. The reason why you see declining is because, as I mentioned, the offline to on-line spend and then within on-line this move from white flash and gift to premium rich media and video you're going to have some compression of margin in the high-end rich media space. The beauty that we have is we are the lowest cost delivery provider and we haven't really leveraged that yet to win business. We'll probably begin leveraging that as the market grows and rich media and video become a bigger portion of the on-line spend, so we're in a good position because we have service side and client side technology that allow us to deliver ads at a lower cost than any of our competitors.

Richard Fetyko - MCF - Analyst

Within the advertising segment in '08, obviously you have those three different channels, how would you rank them in your expectations in '08? Publishing would be the largest, agency the second, and direct marketing third, or what would be the order in --?

Patrick Vogt - Enliven Marketing Technologies Corporation - President & CEO

I think they'll probably be pretty equal with what we're seeing, so that's -- I think a lot of -- you're going to see publisher significantly grow. Marketer direct will grow, a lot of that being led by creative -- the creative services team and then leveraging Unicast in the collaboration of cross selling customers. So I think they'll all grow and I think the sig -- most growth from a percentage standpoint will naturally come from the agency business because it wasn't a primary focus for us in 2007. We were more learning and building tool sets to address that market and now we've got them built -- or they'll be launched in May. We're actually pitching them to agencies right now and winning business and then they'll be launched in May, so I see from a percentage standpoint most of the growth will come from the agency space because it was small.

Richard Fetyko - MCF - Analyst

Okay. And then on the Fox Interactive Media, just what's the update there? Was it a significant contributor to the fourth quarter advertising revenues. What kind of pipeline of campaigns are you seeing right now?

Patrick Vogt - Enliven Marketing Technologies Corporation - President & CEO

We see a strong pipeline of campaigns. We -- in Q1 we have seen some of our customers push out some campaigns, so with this -- the macroeconomic conditions we haven't seen anyone cut budgets yet but we have seen some campaigns get pushed. We still expect to significantly grow year-over-year revenue in Q1. The Fox Interactive Media partnership or the News Core partnership contributed significantly to the revenue, above my expectations, so we are ahead of plan from where we are there. And we have a nice pipeline for the remainder of the year that we see, but we did have some campaigns push from Q1 to Q2.

Richard Fetyko - MCF - Analyst

And then lastly, on the Google test that you're conducting, could you give us some idea of what technology is being used. Is it your Unicast, is it the widgets, and --?

Patrick Vogt - Enliven Marketing Technologies Corporation - President & CEO

Yes, we're working with Unicast primarily right now and the widgets -- we're talking to them about widgets. There's more going on with Unicast right now. I can't really disclose it because we're going to be working with them on how we announce what we're doing with them hopefully over the next couple of months. They're working from an alpha and beta standpoint, but when - you'e reading a lot of stuff going on about ad sends and ad serving and display advertising and Google getting into it, we're doing work on that front with them.

Richard Fetyko - MCF - Analyst

Does their acquisition of DoubleClick change things one way or another?

Patrick Vogt - Enliven Marketing Technologies Corporation - President & CEO

No. We do things that DoubleClick can't do, so it helps us.

Richard Fetyko - MCF - Analyst

Okay. All right, thanks, guys.

Patrick Vogt - Enliven Marketing Technologies Corporation - President & CEO

Thank you, Richard.

Chris Duignan - Enliven Marketing Technologies Corporation - CFO

Thanks.

Operator

(OPERATOR INSTRUCTIONS) I'm showing no more questions in queue.

Patrick Vogt - Enliven Marketing Technologies Corporation - President & CEO

Okay. Thank you, everyone. We'll look forward to seeing you on the Q1 earnings call. Thanks.